Exhibit 23.1

Consent of Independent Auditors

Prospect Capital Corporation

New York, New York

We hereby consent to the use in Amendment No. 1 to Current Report on Form 8-K/A, dated August 31, 2012, of Prospect Capital Corporation (the “Current Report”), of our report dated March 26, 2012, relating to our audit of the consolidated financial statements of First Tower Corp. and subsidiaries, which appear in the Current Report.

/s/ Carr, Riggs & Ingram, LLC

Carr, Riggs & Ingram, LLC
Ridgeland, Mississippi

August 31, 2012